Exhibit 99.2

Apple Inc.

Q3 2015 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q3 2015		Q2 2015		Q3 2014		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$20,209		$21,316		$17,574		- 5%		15%
Europe		10,342		12,204		8,659		- 15%		19%
Greater China		13,230		16,823		6,230		- 21%		112%
Japan		2,872		3,457		2,627		- 17%		9%
Rest of Asia Pacific		2,952		4,210		2,342		- 30%		26%

Total Apple		$49,605		$58,010		$37,432		- 14%		33%

	Q3 2015		Q2 2015		Q3 2014		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	47,534	$31,368	61,170	$40,282	35,203	$19,751	- 22%	- 22%	35%	59%
iPad (1)	10,931	4,538	12,623	5,428	13,276	5,889	- 13%	- 16%	- 18%	- 23%
Mac (1)	4,796	6,030	4,563	5,615	4,413	5,540	5%	7%	9%	9%
Services (2)		5,028		4,996		4,485		1%		12%
Other Products (1)(3)		2,641		1,689		1,767		56%		49%

Total Apple		$49,605		$58,010		$37,432		- 14%		33%

(1)	Includes deferrals and amortization of related non-software services and software upgrade rights.

(2)	Includes revenue from iTunes, AppleCare, Apple Pay, licensing and other services.

(3)	Includes sales of Apple TV, Apple Watch, Beats Electronics, iPod and Apple-branded and third-party accessories.